EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report, dated August 29, 2003, on our audits of the financial statements of DevX.com, Inc. as of and for the years ended December 31, 2001 and 2002. We consent to the use of the aforementioned report herein, and to the use of our name as it appears under the caption “Experts.”

IRELAND SAN FILIPPO, LLP

South San Francisco, California

May 7, 2004